EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

As independent auditors, we hereby consent to the incorporation of our reports dated March 17, 2008 included in this Form 10-K into Registration Statement No. 333-130294 on Form S-3 and Registration Statements Nos. 333-33270 and 333-143527 on Forms S-8.

/s/ Battelle & Battelle LLP

Dayton, Ohio

March 17, 2008